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As filed with the Securities and Exchange Commission on September 26, 2008

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form F-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Novartis AG
(Exact name of Registrant as specified in its charter)

Novartis Inc.
(Translation of Registrant's name into English)

Switzerland
(State or other jurisdiction of incorporation or organization)

Not Applicable
(I.R.S. Employer Identification No.)

Lichtstrasse 35
4056 Basel, Switzerland
+41 61 324 1111
(Address and telephone number of Registrant's principal executive offices)

Novartis Capital Corporation	Novartis Securities Investment Ltd.	Novartis Finance S.A.
(Exact name of Registrant as specified in its charter)	(Exact name of Registrant as specified in its charter)	(Exact name of Registrant as specified in its charter)
Not Applicable	Not Applicable	Novartis Finance Inc.
(Translation of Registrant's name into English	(Translation of Registrant's name into English	(Translation of Registrant's name into English
Delaware	Bermuda	Luxembourg
(State or other jurisdiction of incorporation or organization)	(State or other jurisdiction of incorporation or organization)	(State or other jurisdiction of incorporation or organization)
26-3086456	Not Applicable	Not Applicable
(I.R.S. Employer Identification No.)	(I.R.S. Employer Identification No.)	(I.R.S. Employer Identification No.)
608 Fifth Avenue	131 Front Street	20, rue Eugène Ruppert
New York, New York 10020	Hamilton, HM12, Bermuda	L-2453 Luxembourg, Luxembourg
+1 212 307 1122	+1 441 296 8025	+352 26 29 42 01
(Address and telephone number of Registrant's principal executive offices)	(Address and telephone number of Registrant's principal executive offices)	(Address and telephone number of Registrant's principal executive offices)

Thomas Werlen
Paul D. Burns
Novartis AG
Lichtstrasse 35
CH-4056 Basel
Switzerland
+41 61 324 1111
(Name, address and telephone number of agent for service)

Copies to:

A. Peter Harwich	Stuart K. Fleischmann
Allen & Overy LLP	Shearman & Sterling LLP
1221 Avenue of the Americas	599 Lexington Ave
New York, NY 10020	New York, NY 10022
+1 212 610 6300	+1 212 848 7527

        Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

        If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If this Form is filed as a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☑

        If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered/Proposed Maximum Aggregate Offering Price per Unit/Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Debt securities of Novartis Capital Corporation
Debt securities of Novartis Securities Investment Ltd.	Indeterminate(1)	$0(1)
Debt securities of Novartis Finance S.A.
Guarantees of Novartis AG in connection with the debt securities of Novartis Capital Corporation, Novartis Securities Investment Ltd. and Novartis Finance S.A.(2)

(1)
The Registrants are registering an indeterminate amount of the securities of each identified class for offer from time to time at indeterminate offering prices. In accordance with Rules 456(b) and 457(r), the Registrants are deferring payment of the registration fee.

(2)
No separate consideration will be received for the guarantees in connection with the guaranteed debt securities. Pursuant to Rule 457(n) under the Securities Act of 1933, as amended, no separate fee is payable with respect to the guarantees.

PROSPECTUS

Novartis Capital Corporation

Debt Securities

Fully and Unconditionally Guaranteed by

Novartis AG

Novartis Securities Investment Ltd.

Debt Securities

Fully and Unconditionally Guaranteed by

Novartis AG

Novartis Finance S.A.

Debt Securities

Fully and Unconditionally Guaranteed by

Novartis AG

        We may offer debt securities from time to time in one or more series through this prospectus. The debt securities will be issued by one of Novartis AG's finance subsidiaries, Novartis Capital Corporation, Novartis Securities Investment Ltd. or Novartis Finance S.A., and will be fully and unconditionally guaranteed by Novartis AG.

        We will provide the specific terms of the debt securities we offer in one or more supplements to this prospectus. You should read this prospectus and any related prospectus supplement carefully before you invest. Our debt securities may be denominated in U.S. dollars or in any other currencies, currency units or composite currencies as we may designate.

        We may offer these debt securities through underwriters, agents or dealers or directly to institutional purchasers. The accompanying prospectus supplement will set forth the names of any underwriters or agents and any applicable commissions or discounts. The prospectus supplement will also set forth the proceeds we will receive from any sale of debt securities.

        Neither the Securities and Exchange Commission nor any state securities commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus or any accompanying prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 26, 2008.

        You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of these documents. We are not making an offer of these securities in any state or jurisdiction where the offer is not permitted.

 ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the "SEC," using a "shelf" registration process. Under this shelf process, we may sell any combination of the debt securities described in this prospectus in one or more offerings.

        This prospectus provides you with a general description of the debt securities we may offer. Each time we sell securities, we will provide a prospectus supplement, attached to the front of this prospectus, that will contain specific information about the terms of that offering. Those terms may vary from the terms described in this prospectus. As a result, the summary description of the debt securities in this prospectus is subject to, and qualified by reference to, the descriptions of the particular terms of any debt securities contained in any related prospectus supplement. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any related prospectus supplement together with the additional information described under the headings "Where You Can Find More Information" and "Incorporation of Certain Documents by Reference."

        This prospectus does not include all of the information contained in the registration statement of which it is a part. We refer you to the registration statement and the related exhibits for a more complete understanding of our debt securities and the shelf registration process.

        As used in this prospectus, the term "finance subsidiaries" refers to Novartis Capital Corporation, a Delaware corporation, Novartis Securities Investment Ltd., a limited liability company incorporated under the laws of Bermuda and Novartis Finance S.A., a public limited liability company (société anonyme) incorporated under the laws of Luxembourg. Any debt securities issued by one of the finance subsidiaries will be fully and unconditionally guaranteed by Novartis AG, a stock corporation (Aktiengesellschaft) incorporated under the laws of Switzerland. The term "guarantor" refers to Novartis AG. Unless the context requires otherwise, the terms "we," "our" and "us" refer to Novartis AG and its consolidated subsidiaries.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual reports with and furnish other reports and information to the SEC. You may read and copy any document we file with or furnish to the SEC at the SEC's public reference room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may also obtain documents we file with or furnish to the SEC on the SEC website at www.sec.gov. The address of the SEC's internet site is provided solely for the information of prospective investors and is not intended to be an active link. Please visit this website or call the SEC at 1-800-732-0330 for further information about its public reference room. Reports and other information concerning our business may also be inspected at the offices of the New York Stock Exchange at 20 Broad Street, New York, New York 10005.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        The SEC allows us to "incorporate by reference" the information we file with or furnish to the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we later file with or furnish to the SEC and that is incorporated by reference will automatically update and supersede information in this prospectus and information previously incorporated by reference herein.

        Each document incorporated by reference is current only as of the date of such document, and the incorporation by reference of such documents is not intended to create any implication that there has been no change in our affairs since the date of the relevant document or that the information contained in such document is current as of any time subsequent to its date. Any statement contained in such incorporated documents is deemed to be modified or superseded for the purpose of this prospectus to the extent that a subsequent statement contained in another document we incorporate by reference at a later date modifies or supersedes that statement. Any such statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

        We hereby incorporate by reference into this prospectus the documents listed below. Unless otherwise noted, all of the documents listed below have the SEC file number 001-15024:

  •
  Annual Report on Form 20-F for the year ended December 31, 2007;

  •
  Report on Form 6-K furnished to the SEC on May 30, 2008 with the amended and restated articles of incorporation of Novartis AG; and

  •
  Each of the following documents that we file with or furnish to the SEC after the date of this prospectus from now until we terminate the offering of securities under this prospectus and the registration statement:

  •
  Reports filed under Section 13(a), 13(c) or 15(d) of the Securities Exchange Act of 1934, as amended, and

  •
  Reports filed or furnished on Form 6-K that indicate that they are incorporated by reference in this prospectus.

        You may obtain copies of these documents in the manner described above. You may also request copies of these documents (excluding exhibits) at no cost by contacting us as follows:

Novartis International AG Investor Relations P.O. Box CH - 4002 Basel Switzerland Tel: +41 61 324 79 44 Fax: +41 61 324 84 44 E-mail: investor.relations@novartis.com	Novartis Finance Corporation Investor Relations 608 Fifth Avenue New York, NY 10020 USA Tel: +1 212 307 1122 Fax: +1 212 830 2405 E-mail: investor.relations@novartis.com

 PRESENTATION OF FINANCIAL INFORMATION

        We present our consolidated financial statements in U.S. dollars and in accordance with International Financial Reporting Standards ("IFRS") as issued by the International Accounting Standards Board. When we refer to "$," we mean U.S. dollars. Except where noted, all financial information is presented in accordance with IFRS.

FORWARD-LOOKING STATEMENTS

        This prospectus and the information incorporated by reference in this prospectus include certain "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. You should not place undue reliance on these statements. In addition, in the future we, and others on our behalf, may make statements that constitute forward-looking statements. Such forward-looking statements can be identified by the use of forward-looking terminology such as "will," "believes," "intends," "plans," or "expects," or similar expressions, or by express or implied discussions regarding potential new products, potential new indications for existing products, or regarding potential future revenues from any such products, or potential future sales or earnings of Novartis AG, its subsidiaries or any of our divisions or business units; or by discussions of strategy, plans, expectations or intentions. Such forward-looking statements reflect our current views regarding future events, and involve known and unknown risks, uncertainties and other factors that may cause actual results to be materially different from any future results, performance or achievements expressed or implied by such statements. There can be no guarantee that any new products will be approved for sale in any market, or that any new indications will be approved for existing products in any market, or that such products will achieve any particular revenue levels. Nor can there be any guarantee that the Novartis Group, or any of its divisions or business units, will achieve any particular financial results. In particular, management's expectations could be affected by, among other things, uncertainties involved in the development of new pharmaceutical products; unexpected clinical trial results, including additional analysis of existing clinical data or unexpected new clinical data; unexpected regulatory actions or delays or government regulation generally; our ability to obtain or maintain patent or other proprietary intellectual property protection, including the uncertainties involved in the US litigation process; competition in general; government, industry, and general public pricing and other political pressures; and the impact that the foregoing factors could have on the values attributed to the assets and liabilities of Novartis AG and its subsidiaries as recorded on our consolidated balance sheet. Some of these factors are discussed in more detail in our Annual Report on Form 20-F for the year ended December 31, 2007, including under "Item 3.D. Risk Factors," "Item 4. Information on the Company," and "Item 5. Operating and Financial Review and Prospects." Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those described in this prospectus or in the documents incorporated herein by reference as anticipated, believed, estimated or expected. The information in this prospectus, any applicable prospectus supplement and any document incorporated herein by reference is current only as of the date of such and we do not intend, and do not assume any obligation, to update any information or forward-looking statements included in any such documents.

 USE OF PROCEEDS

        Unless we tell you otherwise in a prospectus supplement, we will use the net proceeds from the sale of the debt securities described in this prospectus for general corporate purposes outside of Switzerland.

RATIOS OF EARNINGS TO FIXED CHARGES

        The following table sets forth our consolidated ratio of earnings to fixed charges for each of the periods indicated using financial information extracted, where applicable, from our IFRS consolidated financial statements.

Six Months Ended June 30,		Year Ended December 31,
2008	2007	2007	2006	2005	2004[1]	2003[1]
31.5	29.0	21.4	21.7	17.7	18.2	18.9

(1)
We adopted a number of new International Financial Reporting Standards from January 1, 2005, not all of which required retrospective application. Data for 2004 and 2003 is therefore not comparable with 2007, 2006 and 2005.

        For purposes of determining the ratio of earnings to fixed charges, earnings have been calculated by adding (i) income from continuing operations before taxes (after eliminating our share of results from associated companies), (ii) fixed charges and (iii) dividends from associated companies. Fixed charges are defined as the total of (i) interest expense and (ii) an estimate of the interest within rental expense.

 NOVARTIS AG

        Novartis AG was incorporated on February 29, 1996 under the laws of Switzerland as a stock corporation (Aktiengesellschaft). On December 20, 1996, our predecessor companies, Ciba-Geigy AG and Sandoz AG, merged into this new entity, creating the Novartis Group. Novartis AG is domiciled in and governed by the laws of Switzerland. Its registered office is located at Novartis AG, Lichtstrasse 35, CH-4056 Basel, Switzerland, and its telephone number is +41 61 324 1111.

        Novartis AG is organized as a holding company which owns, directly or indirectly, 100% of all significant operating companies of the Novartis Group. The Novartis Group is a multinational group of companies specializing in the research, development, manufacturing and marketing of innovative healthcare products and provides healthcare solutions that address the evolving needs of patients and societies worldwide with a broad portfolio that includes innovative medicines, preventive vaccines and diagnostic tools, generic pharmaceuticals and consumer health products.

        Our businesses are divided on a worldwide basis into the following four operating divisions:

  •
  Pharmaceuticals (brand-name patented pharmaceuticals)

  •
  Vaccines and Diagnostics (human vaccines and molecular diagnostics)

  •
  Sandoz (generic pharmaceuticals)

  •
  Consumer Health (over-the-counter medicines, animal health medicines, and contact lenses and lens-care products)

        Our shares are listed in Switzerland on the SWX Swiss Exchange under the symbol "NOVN" and our American Depositary Shares are listed on the New York Stock Exchange under the symbol "NVS." We employed approximately 98,200 full-time equivalent associates as of December 31, 2007 and have operations in approximately 140 countries around the world.

NOVARTIS CAPITAL CORPORATION

        Novartis Capital Corporation is a finance subsidiary indirectly owned 100% by Novartis AG and was incorporated as a corporation under the laws of Delaware on July 23, 2008. It exists for the purpose of issuing debt securities, the proceeds of which will be invested by it in marketable securities or advanced to, or otherwise invested in, subsidiaries or affiliates of Novartis AG. The principal office of Novartis Capital Corporation is located at 608 Fith Avenue, New York, New York 10020, USA, and its telephone number is +1 212 307 1122.

NOVARTIS SECURITIES INVESTMENT LTD.

        Novartis Securities Investment Ltd. is a finance subsidiary indirectly owned 100% by Novartis AG and was incorporated as a limited liability company under the laws of Bermuda on September 25, 2001 for an indefinite duration. It exists for the purpose of issuing debt securities, the proceeds of which will be invested by it in marketable securities or advanced to, or otherwise invested in, subsidiaries or affiliates of Novartis AG. The principal office of Novartis Securities Investment Ltd. is located at 131 Front Street, Hamilton, HM12, Bermuda, and its telephone number is +1 441 296 8025.

NOVARTIS FINANCE S.A.

        Novartis Finance S.A. is a finance subsidiary indirectly owned 100% by Novartis AG and was incorporated as a public limited liability company (société anonyme) under the laws of Luxembourg on July 25, 2008. It exists for the purpose of issuing debt securities, the proceeds of which will be invested by it in marketable securities or advanced to, or otherwise invested in, subsidiaries or affiliates of Novartis AG. The registered office of Novartis Finance S.A. is located at 20, rue Eugène Ruppert, L-2453 Luxembourg, Luxembourg, and its telephone number is +352 26 29 42 01. It is registered with the Luxembourg trade and companies register under number B. 141.096.

 LEGAL OWNERSHIP OF DEBT SECURITIES

"Street Name" and Other Indirect Holders

        We generally will not recognize investors who hold debt securities in accounts at banks or brokers as legal holders of those debt securities. Holding securities in accounts at banks or brokers is called holding in "street name." If an investor holds debt securities in street name, we recognize only the bank or broker or the financial institution the bank or broker uses to hold the debt securities. These intermediary banks, brokers and other financial institutions pass along principal, interest and other payments on the debt securities, either because they agree to do so in their customer agreements or because they are legally required to do so. If you hold debt securities in street name, you should check with your own institution to find out:

  •
  how it handles payments and notices with respect to securities;

  •
  whether it imposes fees or charges;

  •
  how it would handle voting if ever required;

  •
  how and when you should notify it to exercise on your behalf any rights or options that may exist under the debt securities;

  •
  whether and how you can instruct it to send you securities registered in your own name so you can be a direct holder as described below; and

  •
  how it would pursue rights under the debt securities if there were a default or other event triggering the need for holders to act to protect their interests.

Registered Holders

        Our obligations, as well as the obligations of the trustee and those of any third parties employed by us or the trustee, extend only to persons who are registered as holders of debt securities. As noted above, we do not have obligations to you if you hold in street name or through other indirect means, either because you choose to hold debt securities in that manner or because the debt securities are issued in the form of global securities as described below. For example, once we make payment to the registered holder, we have no further responsibility for the payment even if that holder is legally required to pass the payment along to you as a street name customer but does not do so.

Global Securities

        A global security is a special type of indirectly held security. If we choose to issue debt securities in the form of global securities, the ultimate beneficial owners of the debt securities will be indirect holders. We do this by requiring that the global security be registered in the name of a financial institution we select and by requiring that the debt securities represented by the global security not be registered in the name of any other holder except in the special situations described below. The financial institution that acts as the sole registered holder of the global security is called the depositary. Any person wishing to own a debt security may do so indirectly through an account with a broker, bank or other financial institution that in turn has an account with the depositary. The prospectus supplement will indicate whether your series of debt securities will be issued only as global securities.

        Transfers of debt securities represented by the global security will be made only on the records of the depositary or its nominee by transferring such debt securities from the account of one broker, bank or financial institution to the account of another broker, bank or financial institution. These transfers are made electronically only and are also known as book-entry transfers. Securities in global form are sometimes also referred to as being in book-entry form.

        As an indirect holder, your rights relating to a global security will be governed by the account rules of your broker, bank or financial institution and of the depositary, as well as general laws relating to securities transfers. We will not recognize you as a holder of debt securities and instead will deal only with the depositary that holds the global security.

        You should be aware that if debt securities are issued only in the form of a global security:

  •
  you cannot have debt securities registered in your own name;

  •
  you cannot receive physical certificates for your interest in the debt securities, subject to certain exceptions;

  •
  you will be a street name holder and must look to your own broker, bank or financial institution for payments on the debt securities and protection of your legal rights relating to the debt securities;

  •
  you may not be able to sell interests in the debt securities to some insurance companies and other institutions that are required by law to own securities in the form of physical certificates;

  •
  the depositary's policies will govern payments, transfers, exchanges and other matters relating to your indirect interest in the global security. We and the trustee will have no responsibility for any aspect of the depositary's actions or for its records of ownership interests in the global security. We and the trustee also will not supervise the depositary in any way; and

  •
  the depositary will require that indirect interests in the global security be purchased or sold within its system using same-day funds for settlement.

Special Situations

        In a few special situations described below, the global security will terminate and the indirect interests in it will be exchanged for registered debt securities represented by physical certificates. After that exchange, the choice of whether to hold debt securities in registered form or in street name will be up to you. You must consult your broker, bank or financial institution to find out how to have your interests in debt securities transferred to your name, so that you will be a registered holder.

        Unless we specify otherwise in the prospectus supplement, the special situations for termination of a global security are:

  •
  when the depositary notifies us that it is unwilling or unable to continue as depositary and we do not or cannot appoint a successor depositary within 90 days;

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  the depositary ceases to be a clearing agency registered under the Exchange Act and we do not appoint a successor depositary within 90 days;

  •
  an event of default has occurred and is continuing and beneficial owners representing a majority in principal amount of the applicable series of debt securities have advised the depositary to cease acting as the depositary; or

  •
  we decide we do not want to have the debt securities of that series represented by a global security.

        The prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of debt securities covered by the prospectus supplement. When a global security terminates, the depositary (and not us or the trustee) is responsible for deciding the names of the institutions that will be the initial registered holders.

The Term "Holder" as Used in this Prospectus and Elsewhere

        In the descriptions of the debt securities included in this prospectus and any prospectus supplement, when we refer to the "holder" of a given debt security as being entitled to certain rights or payments, or being permitted to take certain actions, we are in all cases referring to the registered holder of the debt security.

        While you would be the registered holder if you held a certificated security registered in your name, it is likely that the holder will actually be either the broker, bank or other financial institution where you have your street name account, or, in the case of a global security, the depositary. If you are an indirect holder, you will need to coordinate with the institution through which you hold your interest in a debt security in order to determine how the provisions involving holders described in this prospectus and any prospectus supplement will actually apply to you. For example, if the debt security in which you hold a beneficial interest in street name can be repaid at the option of the holder, you cannot exercise the option yourself by following the procedures described in the prospectus supplement. Instead, you would need to cause the institution through which you hold your interest to take those actions on your behalf. Your institution may have procedures and deadlines different from or additional to those described in the prospectus supplement relating to the debt security.

 DESCRIPTION OF DEBT SECURITIES

        This section describes the general terms that will apply to any debt securities that we may offer pursuant to this prospectus. The specific terms of any offered debt securities, and the extent to which the general terms described in this section apply to those debt securities, will be described in the related prospectus supplement at the time of the offer.

General

        As used in this prospectus, "debt securities" means the debentures, notes, bonds, guarantees and other evidences of indebtedness that one of our finance subsidiaries issues, Novartis AG fully and unconditionally guarantees and the trustee authenticates and delivers under the indenture. The debt securities will be direct unsecured obligations of the relevant finance subsidiary and will rank equally and ratably without preference among themselves and at least equally with all of the other unsecured and unsubordinated indebtedness of the relevant finance subsidiary. The guarantees will be direct unsecured obligations of Novartis AG and will rank equally and ratably without preference among Novartis AG and at least equally with all other unsecured and unsubordinated guarantees and indebtedness of Novartis AG.

        The debt securities will be issued in one or more series under an indenture to be entered into among the Novartis finance subsidiaries, HSBC Bank USA, National Association, as trustee, and Novartis AG, as guarantor. The indenture will be qualified under the Trust Indenture Act of 1939, as amended.

        This prospectus briefly outlines the provisions of the indenture. The terms of the indenture will include both those stated in the indenture and those made part of the indenture by the Trust Indenture Act. The indenture has been filed as an exhibit to the registration statement of which this prospectus forms a part, and you should read the indenture for provisions that may be important to you.

        The indenture does not contain any covenants or other provisions designed to protect holders of the debt securities against a reduction in the creditworthiness of Novartis AG or the finance subsidiaries in the event of a highly leveraged transaction or that would prohibit other transactions that might adversely affect holders of the debt securities.

Issuances in Series

        The indenture does not limit the amount of debt securities that may be issued. The debt securities may be issued in one or more series with the same or various maturities, at a price of 100% of their principal amount or at a premium or a discount. Not all debt securities of any one series need be issued at the same time, and, unless otherwise provided, any series may be reopened, without the consents of the holders of debt securities of that series, for issuances of additional debt securities of that series. Except in the limited circumstances described below under "— Covenants — Limitation on Liens," the debt securities will not be secured by any property or assets of Novartis AG or the finance subsidiaries.

        The terms of any authorized series of debt securities will be described in a prospectus supplement. These terms will include some or all of the following:

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  the title, aggregate principal amount and denominations of the debt securities;

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  the date or dates on which principal will be payable;

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  the percentage of the principal amount at which the debt securities will be issued and whether the debt securities will be "original issue discount" securities for U.S. federal income tax purposes. If original issue discount debt securities are issued (generally, securities that are issued at a substantial discount below their principal amount), the special U.S. federal income tax and other considerations of a purchase of original issue discount debt securities will be described;

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  the rate or rates, which may be fixed or variable, at which the debt securities will bear interest;

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  the interest payment dates;

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  any optional or mandatory redemption terms;

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  whether any sinking fund is required;

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  the currency in which the debt securities will be denominated or principal, premium or interest will be payable, if other than U.S. dollars;

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  whether the debt securities are to be issued as individual certificates to each holder or in the form of global certificates held by a depositary on behalf of beneficial owners;

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  information describing any book-entry features;

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  the names and duties of any co-trustees, depositaries, authenticating agents, paying agents, transfer agents or registrars for any series;

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  the applicability of the defeasance and covenant defeasance provisions described in this prospectus, or any modifications of those provisions;

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  any deletions from, modifications of or additions to the events of default or covenants with respect to the debt securities; and

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  any other terms, conditions, rights or preferences of the debt securities.

        The prospectus supplement relating to any series of debt securities may add to or change statements contained in this prospectus. The prospectus supplement may also include, if applicable, a discussion of certain U.S. federal income tax, Swiss income tax, Bermuda tax and Luxembourg withholding tax considerations.

Novartis Guarantees

        Debt securities issued by the finance subsidiaries will be fully and unconditionally guaranteed by Novartis AG. If for any reason the applicable finance subsidiary does not make any required payment in respect of its debt securities when due, whether on the normal due date, on acceleration, redemption or otherwise, Novartis AG will cause the payment to be made to or to the order of the trustee. The holder of a guaranteed debt security will be entitled to payment under the applicable guarantee of Novartis AG without taking any action whatsoever against the relevant finance subsidiary.

Payment and Transfer

        The debt securities will be issued only as registered securities, which means that the name of the holder will be entered in a register that will be kept by the trustee or another agent appointed by us. Unless stated otherwise in a prospectus supplement, and except as described under "— Book-Entry System" below, payments of principal, interest and additional amounts, if any, will be made at the office of the paying agent or agents named in the prospectus supplement or by check mailed to registered holders at the address appearing in the register.

        Unless other procedures are described in a prospectus supplement and except as described under "— Book-Entry System" below, you will be able to transfer registered debt securities at the office of the transfer agent or agents named in the prospectus supplement. You may also exchange registered debt securities at the office of the transfer agent for an equal aggregate principal amount of registered debt securities of the same series having the same maturity date, interest rate and other terms as long as the debt securities are issued in authorized denominations.

        Neither we nor the trustee will impose any service charge for any transfer or exchange of a debt security; however, we may ask you to pay any taxes or other governmental charges in connection with a transfer or exchange of debt securities.

Consolidation, Merger or Sale

        Novartis AG and the finance subsidiaries have agreed in the indenture not to consolidate with or merge with or into any other person or convey or transfer all or substantially all of their respective properties and assets to any person (except that the finance subsidiaries may merge with or into Novartis AG and Novartis AG may merge with or into the finance subsidiaries), unless:

  •
  Novartis AG or the applicable finance subsidiary, as the case may be, is the continuing person, or the successor expressly assumes by supplemental indenture their respective obligations under the indenture;

  •
  the continuing person is organized and validly existing under the laws of (i) if the continuing person is a successor to the relevant finance subsidiary, the jurisdiction of organization of such finance subsidiary or Switzerland, (ii) if the continuing person is a successor to Novartis AG, the United States or Switzerland or (iii) in any case, a jurisdiction that is a member country of the Organization for Economic Cooperation and Development (or any successor) and, if it is not organized and validly existing under the laws of (x) in the case of the applicable finance subsidiary, the jurisdiction of organization of such finance subsidiary, (y) in the case of Novartis AG, the United States or (z) in any case, Switzerland, the continuing person agrees by supplemental indenture to be bound by a covenant comparable to that described below under "— Covenants — Payment of Additional Amounts" with respect to taxes imposed in the continuing person's jurisdiction of organization (in which case the continuing person will benefit from a redemption option comparable to that described below under "— Optional Redemption for Tax Reasons" in the event of changes in taxes in that jurisdiction after the date of the consolidation, merger or sale);

  •
  immediately after the transaction, no default under the debt securities has occurred and is continuing; and

  •
  Novartis AG or the relevant finance subsidiary, as applicable, delivers to the trustee an officer's certificate and, if neither Novartis AG nor the relevant finance subsidiary, as applicable, is the continuing person, an opinion of counsel, in each case stating, among other things, that the transaction and the supplemental indenture, if required, comply with these provisions and the indenture.

Covenants

  Payment of Additional Amounts

        Payments made by us under or with respect to the debt securities will be free and clear of and without withholding or deduction for or on account of any and all present or future taxes, duties, assessments or governmental charges of any nature imposed, levied, collected, withheld or assessed by or on behalf of (i) the government of Switzerland or of any political subdivision of Switzerland or by any authority or agency therein or thereof having the power to tax, (ii) the government of the jurisdiction of organization of the applicable finance subsidiary or any political subdivision or territory or possession of such jurisdiction or by any authority or agency therein or thereof having the power to tax or (iii) the government of any jurisdiction from or through which a payment on the debt securities or the guarantee is made or any political subdivision or territory or possession of such jurisdiction or by any authority or agency therein or thereof having power to tax (each of clauses (i), (ii) and (iii), a "Relevant Taxing Jurisdiction"), which we refer to collectively as "Taxes," unless we are required to withhold or deduct Taxes by law.

        If we are required to withhold or deduct any amount for or on account of Taxes from any payment made with respect to the debt securities, we will pay such additional amounts as may be necessary so that the net amount received by each holder (including additional amounts) after such withholding or deduction will not be less than the amount the holder would have received if the Taxes had not been withheld or deducted; provided that no additional amounts will be payable with respect to Taxes:

  •
  that would not have been imposed but for the existence of any present or former connection between such holder or beneficial owner of the debt securities (or between a fiduciary, settlor, beneficiary, member or shareholder of, or possessor of a power over, such holder or beneficial owner, if such holder or beneficial owner is an estate, trust, partnership or corporation) and a Relevant Taxing Jurisdiction, including, without limitation, such holder or beneficial owner (or such fiduciary, settlor, beneficiary, member, shareholder or possessor) being or having been a citizen or resident thereof or treated as a resident thereof or domiciled thereof or a national thereof or being or having been present or engaged in trade or business therein or having or having had a permanent establishment therein;

  •
  that are estate, inheritance, gift, sales, transfer, personal property, wealth or similar taxes, duties, assessments or other governmental charges;

  •
  payable other than by withholding from payments of principal of or interest on the debt securities;

  •
  that would not have been imposed but for the failure of the applicable recipient of such payment to make a declaration of non-residence or other similar claim for exemption to the relevant tax authority or comply with any certification, identification, information, documentation or other reporting requirement to the extent such compliance is required by applicable law or administrative practice or an applicable treaty as a precondition to exemption from, or reduction in, the rate of deduction or withholding of such Taxes;

  •
  that are imposed on a payment to an individual on a residual entity and are required to be made pursuant to European Council Directive 2003/48/EC or any other Directive implementing the conclusions of the ECOFIN Council meeting of November 26-27, 2000 on the taxation of savings income, or any law implementing or complying with, or introduced in order to conform to, such Directive;

  •
  that would not have been imposed but for the presentation of a debt security (where presentation is required) for payment on a date more than 30 days after the date on which such payment first became due and payable or the date on which payment thereof was duly provided for, whichever occurred later;

  •
  to the extent the amount of Tax could have be reduced by presentation for payment of the relevant debt securities to a paying agent other than the paying agent to which the presentation was made; or

  •
  any combination of the foregoing items;

nor shall additional amounts be paid with respect to any payment of the principal of or interest on any debt security to any such holder who is a fiduciary or a partnership or a beneficial owner who is other than the sole beneficial owner of such payment to the extent a beneficiary or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner would not have been entitled to such additional amounts had it been the holder of the debt security.

  Limitation on Liens

        In the indenture we have agreed, for so long as any debt securities are outstanding, that neither the relevant finance subsidiary nor Novartis AG will create or have outstanding any lien upon the whole or any part of its assets, present or future (including any uncalled capital), in order to secure any existing or future relevant indebtedness (as this term is defined below) or to secure any guarantee or indemnity in respect thereof without in any such case at the same time securing the debt securities equally and ratably with such relevant indebtedness (or any guarantee or indemnity in respect thereof) or creating such other security approved by the relevant finance subsidiary and/or Novartis AG (as the case may be) and the holders of a majority in principal amount of all affected series of debt securities, voting as one class.

        The restrictions on liens will not apply to:

  •
  liens arising by operation of law; and

  •
  liens on the assets of any person existing at the time such person is merged with or into or consolidated with Novartis AG.

        For purposes of the limitation on liens covenant, the term "relevant indebtedness" means any loan or other indebtedness in the form of, or represented or evidenced by, bonds, debentures, notes or other securities that are or are capable of being quoted, listed or traded on any stock exchange or in any securities market or over-the-counter market. For purposes of the limitation on liens covenant, "assets" refers to assets of the relevant finance subsidiary and Novartis AG, respectively, and does not include the assets of their respective subsidiaries.

  Additional Covenants

        We may be subject to additional covenants, including restrictive covenants in respect of a particular series of debt securities. Such additional covenants will be set forth in the applicable prospectus supplement and, to the extent necessary, in the supplemental indenture or board resolution relating to that series of debt securities.

Optional Redemption for Tax Reasons

        The relevant finance subsidiary may redeem any series of debt securities in whole but not in part at any time, on giving not less than 30 nor more than 60 days' notice of such redemption, at a redemption price equal to the principal amount plus accrued interest, if any, to the date fixed for redemption (except in the case of discounted debt securities, which may be redeemed at the redemption price specified by the terms of each series of such debt securities), if:

  •
  the relevant finance subsidiary determines that, as a result of any change in or amendment to the laws or any regulations or rulings promulgated thereunder of a Relevant Taxing Jurisdiction, or any change in the application or official interpretation of such laws, regulations or rulings, or any change in the application or official interpretation of, or any execution of or amendment to, any treaty or treaties affecting taxation to which any such jurisdiction is a party, which change, execution or amendment becomes effective on or after the issue date or such other date specified in the debt securities of that series:

  •
  the relevant finance subsidiary would be required to pay additional amounts (as described under " — Covenants — Payment of Additional Amounts" above) with respect to that series of debt securities on the next succeeding interest payment date and the payment of such additional amounts cannot be avoided by the use of reasonable measures available to us; or

  •
  withholding tax has been or would be required to be withheld with respect to interest income received or receivable by the applicable finance subsidiary directly from the guarantor (or any affiliate) and such withholding tax obligation cannot be avoided by the use of reasonable measures available to the applicable finance subsidiary or the guarantor (or any affiliate); or

  •
  the relevant finance subsidiary determines, based upon an opinion of independent counsel selected by the relevant finance subsidiary that, as a result of any action taken by any legislative body of, taxing authority of, or any action brought in a court of competent jurisdiction in, a Relevant Taxing Jurisdiction (whether or not such action was taken or brought with respect to Novartis AG or the applicable finance subsidiary, as the case may be), which action is taken or brought on or after the issue date or such other date specified in the debt securities of that series, there is a substantial probability that the circumstances described above would exist; provided, however, that no such notice of redemption may be given earlier than 90 days prior to the earliest date on which the relevant finance subsidiary would be obligated to pay such additional amounts.

        We will also pay to each holder, or make available for payment to each such holder, on the redemption date any additional amounts resulting from the payment of such redemption price. Prior to the publication of any notice of redemption, we will deliver to the trustee:

  •
  an officer's certificate stating that the relevant finance subsidiary is entitled to effect a redemption and setting forth a statement of facts showing that the conditions precedent of the right so to redeem have occurred; or

  •
  an opinion of counsel to the effect that the conditions specified above have been satisfied.

        Any notice of redemption will be irrevocable once the relevant finance subsidiary delivers the officer's certificate to the trustee.

Events of Default

        Unless otherwise specified in a prospectus supplement, an event of default with respect to a series of debt securities means any one of the following events:

  •
  default in payment of the principal (or premium, if any) of any debt security of that series when due (including as a sinking fund installment), and the continuance of that default for more than two business days;

  •
  default in payment of interest on, or any additional amounts payable in respect of, any debt security of that series when due and payable, and the continuance of that default for 30 days;

  •
  default in performing any other covenant in the indenture with regard to that series for 90 days after the receipt of written notice from the trustee or from the holders of 25% in principal amount of the debt securities of that series;

  •
  (i) any indebtedness of, or guaranteed by, the relevant finance subsidiary or Novartis AG is not paid at its stated maturity or (as the case may be) within any originally applicable grace period; or (ii) any such indebtedness, or guarantee, of the relevant finance subsidiary or Novartis AG (as the case may be) becomes due and payable prior to its stated maturity by reason of an event of default; provided that (x) the amount of indebtedness referred to in clauses (i) and/or (ii) above individually or in the aggregate exceeds $150,000,000 (or its equivalent in any other currency or currencies); and (y) there shall not be deemed to be a default (i) where the relevant finance subsidiary or Novartis AG in good faith claims a right of set-off or otherwise contests its obligations to pay or (ii) if such acceleration is annulled or such payment or repayment is made within 10 days after the receipt of written notice from the trustee or from the holders of 25% in principal amount of the debt securities of that series;

  •
  an encumbrancer or a receiver or a person with similar functions appointed for execution (in Switzerland a Sachwalter or Konkursverwalter and in Luxembourg, a commissaire, juge-commissaire, liquidateur or curateur) taking possession of the whole or any substantial part of the assets or undertaking of the relevant finance subsidiary or Novartis AG or a distress, execution or other process being levied or enforced upon or sued out against a substantial part of the property or assets of the relevant finance subsidiary or Novartis AG and not being paid, discharged, removed or stayed within 30 days;

  •
  the relevant finance subsidiary or Novartis AG stopping payment or ceasing business (except in each case in circumstances previously approved by the holders of a majority in principal (or, if any debt securities are original issue discount securities, such portion of the principal of such debt securities of such series as may then be accelerated pursuant to the terms of such debt securities) of the outstanding debt securities of all series affected (all such series voting as one class));

  •
  the relevant finance subsidiary becoming bankrupt or insolvent or entering into a moratorium or making a general assignment for the benefit of its creditors including, in relation to Novartis Finance S.A., bankruptcy (faillite), insolvency, its voluntary or judicial liquidation (liquidation volontaire ou judiciaire), reprieve from payment (sursis de paiement), controlled management (gestion contrôlée), and composition with creditors (concordat préventif de faillite);

  •
  Novartis AG becoming bankrupt or insolvent (or is obliged to notify the court of its financial situation in accordance with Article 725 (2) of the Swiss Code of Obligations) or entering into a moratorium (Stundung) or making arrangements with its creditors (Nachlassvertrag);

  •
  an order being made or a resolution passed for the winding-up or dissolution of the relevant finance subsidiary or Novartis AG except a winding-up or dissolution, the terms of such winding-up or dissolution having previously been approved by the holders of a majority in principal (or, if any debt securities are original issue discount securities, such portion of the principal of such debt securities of such series as may then be accelerated pursuant to the terms of such debt securities) of the outstanding debt securities of all series affected (all such series voting as one class);

  •
  if the guarantee with respect to the relevant series of debt securities ceases to be, or is claimed by Novartis AG not to be, in full force and effect; or

  •
  any other event of default provided with respect to that particular series of debt securities.

        For purposes of the definition of "event of default," the term "indebtedness" means any indebtedness for monies borrowed or raised including, without limitation, any debenture, note, bond or like security.

        Any additional or different events of default applicable to a particular series of debt securities will be described in the prospectus supplement relating to such series.

        An event of default with respect to a particular series of debt securities will not necessarily constitute an event of default with respect to any other series of debt securities.

        The trustee may withhold notice to the holders of debt securities of any default (except in the payment of principal, premium or interest) if it, in good faith, considers such withholding of notice to be in the best interests of the holders. A default is any event which is an event of default described above or would be an event of default but for the giving of notice or the passage of time.

        If an event of default occurs and continues, the trustee or the holders of the aggregate principal amount of the debt securities specified below may require us to repay immediately, or accelerate:

  •
  the entire principal of the debt securities of such series; or

  •
  if the debt securities are original issue discount securities, such portion of the principal as may be described in the applicable prospectus supplement.

        If the event of default occurs because of a default in a payment of principal or interest on the debt securities of any series, then the trustee or the holders of at least 25% of the aggregate principal amount of debt securities of that series can accelerate that series of debt securities. If the event of default occurs because of a failure to perform any other covenant in the indenture or any covenant for the benefit of one or more, but not all, of the series of debt securities, then the trustee or the holders of at least 25% of the aggregate principal amount of debt securities of all series affected, voting as one class, can accelerate all of the affected series of debt securities. If the event of default occurs because of bankruptcy proceedings, then all of the debt securities under the indenture will be accelerated automatically. Therefore, except in the case of a default on a payment of principal or interest on the debt securities of your series or a default due to our bankruptcy or insolvency, it is possible that you may not be able to accelerate the debt securities of your series because of the failure of holders of other series to take action.

        The holders of a majority of the aggregate principal amount of the debt securities of all affected series, voting as one class, can rescind this accelerated payment requirement or waive any past default or event of default or allow noncompliance with any provision of the indenture. However, they cannot waive a default in payment of principal of, premium, if any, or interest on any of the debt securities when due otherwise than as a result of acceleration.

        After an event of default, the trustee must exercise the same degree of care a prudent person would exercise under the circumstances in the conduct of her or his own affairs. Subject to these requirements, the trustee is not obligated to exercise any of its rights or powers under the indenture at the request, order or direction of any holders, unless the holders offer the trustee reasonable indemnity. If they provide this reasonable indemnity, the holders of a majority in principal amount of all affected series of debt securities, voting as one class, may direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any power conferred upon the trustee, for any series of debt securities. However, the trustee may refuse to follow any direction that conflicts with law or the indenture or is unduly prejudicial to the rights of other holders.

        No holder will be entitled to pursue any remedy with respect to the indenture unless the trustee fails to act for 60 days after it is given:

  •
  notice of default by that holder;

  •
  a written request to enforce the indenture by the holders of not less than 25% in principal amount of all outstanding debt securities of any affected series; and

  •
  an indemnity to the trustee, satisfactory to the trustee;

and during this 60-day period the holders of a majority in principal amount of all outstanding debt securities of such affected series do not give a direction to the trustee that is inconsistent with the enforcement request. These provisions will not prevent any holder of debt securities from enforcing payment of the principal of (and premium, if any) and interest on the debt securities at the relevant due dates.

        If an event of default with respect to a series of debt securities occurs and is continuing, the trustee will mail to the holders of those debt securities a notice of the event of default within 90 days after it occurs. However, except in the case of a default in any payment in respect of a series of debt securities, the trustee shall be protected in withholding notice of an event of default if it determines in good faith that this is in the interests of the holders of the relevant debt securities.

Modification of the Indenture

        In general, our rights and obligations and those of the holders under the indenture may be modified if the holders of a majority in aggregate principal amount of the outstanding debt securities of each series affected by the modification consent to such modification. However, the indenture provides that, unless each affected holder agrees, an amendment cannot:

  •
  make any adverse change to any payment term of a debt security such as extending the maturity date, extending the date on which we have to pay interest or make a sinking fund payment, reducing the interest rate, reducing the amount of principal or additional amounts payable, changing the currency in which we have to make any payment of principal, premium or interest, modifying any redemption or repurchase right, or right to convert or exchange any debt security, to the detriment of the holder and impairing any right of a holder to bring suit for payment;

  •
  waive any payment default;

  •
  reduce the percentage of the aggregate principal amount of debt securities needed to make any amendment to the indenture or to waive any covenant or default; or

  •
  make any other change to the amendment provisions of the indenture.

        However, if we and the trustee agree, the indenture may be amended without notifying any holders or seeking their consent if the amendment does not materially and adversely affect any holder. We and the trustee are permitted to make modifications and amendments to the indenture without the consent of any holder of debt securities for any of the following purposes:

  •
  to cure any ambiguity, defect or inconsistency in the indenture;

  •
  to comply with sections of the indenture governing when Novartis AG or the relevant finance subsidiary may merge;

  •
  to comply with any requirements of the SEC in connection with the qualification of the indenture under the Trust Indenture Act;

  •
  to evidence and provide for the acceptance by a successor trustee of appointment under the indenture with respect to the debt securities of any or all series;

  •
  to establish the form or forms or terms of the debt securities of any series or of the coupons appertaining to such debt securities as permitted under the indenture;

  •
  to provide for uncertificated debt securities and to make all appropriate changes for such purpose;

  •
  to provide for a further guarantee from a third party on outstanding debt securities of any series and the debt securities of any series that may be issued under the indenture;

  •
  to change or eliminate any provision of the indenture; provided that any such change or elimination will become effective only when there are no outstanding debt securities of any series created prior to the execution of such supplemental indenture that is entitled to the benefit of such provision;

  •
  to supplement any of the provisions of the indenture to such extent as will be necessary to permit or facilitate the defeasance and discharge of any series of debt securities pursuant to the indenture; provided that any such action will not adversely affect the interests of the holders of such or any other series of debt securities in any material respect; or

  •
  to make any change that does not materially and adversely affect the rights of any holder of the debt securities.

        The provisions of articles 86 to 94-8 of the Luxembourg act dated August 10, 1915 on commercial companies, as amended, will not apply to any debt securities issued by Novartis Finance S.A.

Defeasance

        The term defeasance means discharge from some or all of the obligations under the indenture. If we deposit with the trustee sufficient cash or government securities to pay the principal, interest, any premium and any other sums due to the stated maturity date or a redemption date of the debt securities of a particular series, then at our option:

  •
  we will be discharged from our respective obligations with respect to the debt Securities of such series; or

  •
  we will no longer be under any obligation to comply with the restrictive covenants, if any, contained in the indenture and any supplemental indenture or board resolution with respect to the debt securities of such series, and the events of default relating to failures to comply with covenants will no longer apply to us.

        If this happens, the holders of the debt securities of the affected series will not be entitled to the benefits of the indenture except for registration of transfer and exchange of debt securities and replacement of lost, stolen or mutilated debt securities. Instead, the holders will only be able to rely on the deposited funds or obligations for payment.

        The relevant finance subsidiary must deliver to the trustee an opinion of counsel to the effect that the deposit and related defeasance would not cause the holders of the debt securities to recognize income, gain or loss for U.S. federal income tax purposes. The relevant finance subsidiary may, in lieu of an opinion of counsel, deliver a ruling to such effect received from or published by the U.S. Internal Revenue Service.

Book-Entry System

        Debt securities may be issued under a book-entry system in the form of one or more global securities. The global securities will be registered in the name of a depositary or its nominee and deposited with that depositary or its custodian. Unless stated otherwise in the prospectus supplement, The Depository Trust Company, New York, New York, or DTC, will be the depositary if a depositary is used.

        DTC has advised us as follows:

  •
  DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act;

  •
  DTC was created to hold securities of its participants and to facilitate the clearance and settlement of securities transactions, such as through transfers and pledges, among its participants in such securities through electronic book-entry changes to accounts of its participants, thereby eliminating the need for physical movement of securities certificates;

  •
  DTC's participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations, some of whom (and/or their representatives) own DTC; and

  •
  access to DTC's book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

        According to DTC, the foregoing information with respect to DTC has been provided to the financial community for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

        Following the issuance of a global security in registered form, the depositary will credit the accounts of its participants with the debt securities upon our instructions. Only persons who hold directly or indirectly through financial institutions that are participants in the depositary can hold beneficial interests in the global securities. Since the laws of some jurisdictions require certain types of purchasers to take physical delivery of such securities in definitive form, you may encounter difficulties in your ability to own, transfer or pledge beneficial interests in a global security.

        So long as the depositary or its nominee is the registered owner of a global security, we and the trustee will treat the depositary as the sole owner or holder of the debt securities for purposes of the indenture. Therefore, except as set forth below, you will not be entitled to have debt securities registered in your name or to receive physical delivery of certificates representing the debt securities. Accordingly, you will have to rely on the procedures of the depositary and the participant in the depositary through whom you hold your beneficial interest in order to exercise any rights of a holder under the indenture. We understand that under existing practices, the depositary would act upon the instructions of a participant or authorize that participant to take any action that a holder is entitled to take.

        We will make all payments of principal, interest and additional amounts, if any, on the debt securities to the depositary. It is expected that the depositary will then credit participants' accounts proportionately with these payments on the payment date and that the participants will in turn credit their customers' accounts in accordance with their customary practices. Neither we nor the trustee will be responsible for making any payments to participants or customers of participants or for maintaining any records relating to the holdings of participants and their customers, and you will have to rely on the procedures of the depositary and its participants.

        Global securities are generally not transferable. Physical certificates will be issued to beneficial owners in lieu of a global security only in the special situations described under the heading "Legal Ownership of Debt Securities — Global Securities — Special Situations."

Information Concerning the Trustee

        HSBC Bank USA, National Association will be the trustee. The trustee will be required to perform only those duties that are specifically set forth in the indenture, except when a default has occurred and is continuing with respect to the debt securities. After a default, the trustee must exercise the same degree of care that a prudent person would exercise under the circumstances in the conduct of her or his own affairs. Subject to these requirements, the trustee will be under no obligation to exercise any of the powers vested in it by the indenture at the request of any holder of debt securities unless the holder offers the trustee reasonable indemnity against the costs, expenses and liabilities that might be incurred by exercising those powers.

Governing Law

        The debt securities, the related guarantees and the indenture will be governed by and construed in accordance with the laws of the State of New York.

 TAX CONSIDERATIONS

        The applicable prospectus supplement will describe certain tax considerations in connection with the acquisition, ownership and disposal of debt securities.

 PLAN OF DISTRIBUTION

        We may sell our securities through agents, underwriters, dealers or directly to purchasers.

        Our agents may solicit offers to purchase our securities.

  •
  We will name any agent involved in offering or selling our securities, and any commissions that we will pay to the agent, in our prospectus supplement.

  •
  Unless we indicate otherwise in our prospectus supplement, our agents will act on a best efforts basis for the period of their appointment.

  •
  Our agents may be deemed to be underwriters under the Securities Act of any of our securities that they offer or sell.

        We may use an underwriter or underwriters in the offer or sale of our securities.

  •
  If we use an underwriter or underwriters, we will execute an underwriting agreement with the underwriter or underwriters at the time that we reach an agreement for the sale of our securities.

  •
  We will include the names of the specific managing underwriter or underwriters, as well as any other underwriters, and the terms of the transactions, including the compensation the underwriters and dealers will receive, in our prospectus supplement.

  •
  The underwriters will use our prospectus supplement to sell our securities.

  •
  If we use an underwriter or underwriters, the underwriter or underwriters will acquire our securities for their own account and may resell our securities in one or more transactions, including negotiated transactions. These sales will be made at a fixed price or at varying prices determined at the time of the sale.

        We may use one or more dealers to sell our securities.

  •
  If we use a dealer, we, as principal, will sell our securities to the dealer.

  •
  The dealer will then sell our securities to the public at varying prices that the dealer will determine at the time it sells our securities.

  •
  We will include the name of the dealer and the terms of our transactions with the dealer in our prospectus supplement.

        We may solicit directly offers to purchase our securities, and we may directly sell our securities to institutional or other investors. We will describe the terms of our direct sales in our prospectus supplement.

        We may indemnify agents, underwriters and dealers against certain liabilities, including liabilities under the Securities Act. Our agents, underwriters and dealers, or their affiliates, may be customers of, engage in transactions with or perform services for, us or our subsidiaries and affiliates in the ordinary course of business.

        We may authorize our agents and underwriters to solicit offers by certain institutions to purchase our securities at the public offering price under delayed delivery contracts.

  •
  If we use delayed delivery contracts, we will disclose that we are using them in the prospectus supplement and will tell you when we will demand payment and delivery of the securities under the delayed delivery contracts.

  •
  These delayed delivery contracts will be subject only to the conditions that we set forth in the prospectus supplement.

  •
  We will indicate in our prospectus supplements the commission that underwriters and agents soliciting purchases of our securities under delayed delivery contracts will be entitled to receive.

 LEGAL MATTERS

        Certain matters of U.S. law will be passed upon for us by Allen & Overy LLP and for the underwriters by Shearman & Sterling LLP. Shearman & Sterling LLP has performed legal services for us and our subsidiaries and affiliates.

EXPERTS

        The consolidated financial statements and management's assessment of the effectiveness of internal control over financial reporting (which is included in management's report on internal control over financial reporting) incorporated in this prospectus by reference to the Annual Report on Form 20-F for the year ended December 31, 2007 have been so incorporated in reliance on the report of PricewaterhouseCoopers AG, Switzerland, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

 LIMITATIONS ON ENFORCEMENT OF U.S. LAWS

        Because Novartis AG is a Swiss company headquartered in Switzerland, many of our directors and executive officers (as well as certain directors, managers and executive officers of the finance subsidiaries), and certain experts named in this prospectus, reside outside the United States. As a result, it may be difficult for you to serve legal process on us or our directors and executive officers (as well as certain directors, managers and executive officers of the finance subsidiaries) or have any of them appear in a U.S. court. In addition, U.S. investors may find it difficult in a lawsuit based on the civil liability provisions of the U.S. federal securities laws to enforce in U.S. courts or outside the U.S. judgments obtained against those persons in U.S. courts, to enforce in U.S. courts judgments obtained against those persons in courts in jurisdictions outside the U.S., or to enforce against those persons in Switzerland, whether in original actions or in actions for the enforcement of judgments of U.S. courts, civil liabilities based solely upon the U.S. federal securities laws.

 PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8.    Indemnification of Directors and Officers

Novartis AG

        Under Swiss law, directors and senior officers acting in violation of their statutory duties - whether dealing with bona fide third parties or performing any other acts on behalf of the corporation - may become liable to the corporation, its shareholders and (in bankruptcy) its creditors for damages. The directors' liability is joint and several but only to the extent the damage is attributable to each director based on wilful or negligent violation of duty. If the board of directors lawfully delegated the power to carry out day-to-day management to a different corporate body, such as the executive board, the board of directors is not vicariously liable for the acts of the members of the executive board. Instead, the directors can be held liable for their failure to properly select, instruct or supervise the executive board members. If directors and officers enter into a transaction on behalf of the corporation with bona fide third parties in violation of their statutory duties, the transaction is nevertheless valid as long as it is not excluded by the corporation's business purpose.

        Under Swiss law, a corporation may indemnify a director or officer of the corporation against losses and expenses (unless arising from his gross negligence or wilful misconduct), including attorney's fees, judgments, fines and settlement amounts actually and reasonably incurred in a civil or criminal action, suit or proceeding by reason of having been the representative of or serving at the request of the corporation.

        Novartis AG's articles of incorporation do not contain provisions regarding the indemnification of directors and officers but according to general principles of Swiss employment law, an employer may, under certain circumstances, be required to indemnify an employee against losses and expenses incurred by him in the execution of his duties under the employment agreement, unless the losses and expenses arise from the employee's gross negligence or wilful misconduct.

        We currently maintain directors' and officers' insurance for our directors and officers as well as officers and directors of certain of our subsidiaries.

Novartis Capital Corporation

        Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers, as well as other employees and individuals, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person was or is made a party by reason of such person being or having been a director or officer of such corporation. The statute provides that it is not exclusive of other rights to which those seeking indemnification may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise.

        Article VIII of the Certificate of Incorporation and Section 4 of Article VIII of the By-Laws of Novartis Capital Corporation currently provide that Novartis Capital Corporation will indemnify directors and officers to the extent permitted by law. Under the by-laws, the directors and officers of Novartis Capital Corporation are indemnified, to the extent permitted by law and subject to certain limitations, against all costs reasonably incurred by any such director or officer in an action or proceeding to which he or she was made a party by reason of being an officer and/or director of (a) Novartis Capital Corporation or (b) if at Novartis Capital Corporation's request, an organization of which it is a shareholder or creditor.

Novartis Securities Investment Ltd.

        Section 98 of the Bermuda Companies Act 1981, as amended, provides that a Bermuda company may in its bye-laws or in any contract or arrangement between the company and any director or officer, exempt such director or officer from, or indemnify him in respect of, any loss arising or liability attaching to him by virtue of any rule of law in respect of any negligence, default, breach of duty or breach of trust of which the director or officer may be guilty in relation to the company or any of its subsidiaries. Any indemnity provision contained in the bye-laws of a company or in a contract or arrangement between the company and director or officer, exempting such director or officer from, or indemnifying him against any liability which by virtue of any rule of law would otherwise attach to him in respect of any fraud or dishonesty of which he may be guilty in relation to the company are void.

        Pursuant to Bye-law 42 of Novartis Securities Investment Ltd., the directors and officers of Novartis Securities Investment Ltd. will, to the extent permitted by law, be indemnified and held harmless against all liabilities, loss, damage or expense (including but not limited to liabilities under contract, tort and statute or any applicable foreign law or regulation and all reasonable legal and other costs and expenses properly payable) incurred or suffered by him by or by reason of any act done, conceived in or omitted in the conduct of Novartis Securities Investment Ltd.'s business or in the discharge of his duties. No director or officer will be liable to Novartis Securities Investment Ltd. for the acts, defaults or omissions of any other director or officer.

Novartis Finance S.A.

        Article 59, first paragraph of the Luxembourg Law on Commercial Matters of August 10, 1915, as amended (the "1915 Law"), provides that the directors of a Luxembourg company are liable to the company in accordance with general law with regard to the execution of the mandate given to them and for any misconduct in the management of the company's affairs. In addition, directors are also liable for any violations of the articles of incorporation of the company. The directors are not liable with regard to violations to which they were not a party; provided no misconduct is attributable to them and they report the relevant violation to the first general meeting of shareholders after they learned of the violation. Pursuant to article 59, paragraph 2 of the 1915 Law, directors are jointly and severally liable both towards the company and any third parties for damages resulting from the violations described above. Directors may be discharged from such liability only if they meet the conditions of exemption required by Luxembourg law. Directors can also be liable to the company and third parties under a theory of general tort liability pursuant to articles 1382 and 1383 of the Luxembourg civil code.

        The articles of incorporation of Novartis Finance S.A. do not contain provisions regarding the indemnification of directors and officers but we have adopted an internal policy under which directors and officers are entitled to be indemnified against liabilities arising from acts or omissions reasonably believed to be in good faith and in the best interests of the employing entity.

Item 9. Exhibits

Exhibit No.	Description of Document
1.1	Form of Underwriting Agreement.
4.1
Form of Indenture among Novartis Capital Corporation, Novartis Securities Investment Ltd. and Novartis Finance S.A., as issuers, Novartis AG, as guarantor, and HSBC Bank USA, National Association, as trustee.
4.2	Form of Guaranteed Debt Security
5.1	Opinion of Allen & Overy, LLP, special U.S. counsel to Novartis AG, Novartis Capital Corporation, Novartis Securities Investment Ltd. and Novartis Finance S.A.
5.2	Opinion of Bär & Karrer AG, special Swiss counsel to Novartis AG.
5.3	Opinion of Allen & Overy Luxembourg, special Luxembourg counsel to Novartis Finance S.A.
5.4	Opinion of Appleby, special Bermuda counsel to Novartis Securities Investment Ltd.
12.1	Computation of Ratio of Earnings to Fixed Charges.
23.1	Consent of Allen & Overy LLP (included in Exhibit 5.1).
23.2	Consent of Bär & Karrer AG (included in Exhibit 5.2).
23.3	Consent of Allen & Overy Luxembourg (included in Exhibit 5.3).
23.4	Consent of Appleby (included in Exhibit 5.4).
23.5	Consent of PricewaterhouseCoopers AG.
24.1	Powers of Attorney (included on the signature pages of this registration statement).
25.1	Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of HSBC Bank USA, National Association.

Item 10.    Undertakings

(a) The undersigned Registrants hereby undertake:

        (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i)  To include any prospectus required by Section 10(a)(3) of the Securities Act;

           (ii)  To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

          (iii)  To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by Novartis AG pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

        (2)   That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (4)   In the case of Novartis AG, to file a post-effective amendment to this registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided, that Novartis AG includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act or Item 8.A. of Form 20-F if such financial statements and information are contained in periodic reports filed with or furnished to the SEC by Novartis AG pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

        (5)   That, for the purpose of determining liability under the Securities Act to any purchaser:

            (i)  Each prospectus filed by the Registrants pursuant to Rule 424(b)(3) shall be deemed to be part of this registration statement as of the date the filed prospectus was deemed part of and included in this registration statement; and

           (ii)  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in this registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of this registration statement relating to the securities in this registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of this registration statement or made in a document incorporated or deemed incorporated by reference into this registration statement or prospectus that is part of this registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in this registration statement or prospectus that was part of this registration statement or made in any such document immediately prior to such effective date.

        (6)   That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrants undertake that in a primary offering of securities of the undersigned Registrants pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrants will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

            (i)  Any preliminary prospectus or prospectus of the undersigned Registrants relating to the offering required to be filed pursuant to Rule 424;

           (ii)  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrants or used or referred to by the undersigned Registrants;

          (iii)  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrants or their securities provided by or on behalf of the undersigned Registrants; and

          (iv)  Any other communication that is an offer in the offering made by the undersigned Registrants to the purchaser.

(b)    The undersigned Registrants hereby undertake that, for purposes of determining any liability under the Securities Act, each filing of Novartis AG's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrants pursuant to the foregoing provisions, or otherwise, the Registrants have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrants of expenses incurred or paid by a director, officer or controlling person of the Registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by them is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant, Novartis AG, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Basel, on the 26th day of September, 2008.

Novartis AG
By:	/s/ Dr. Daniel Vasella
Name:	Dr. Daniel Vasella
Title:	Chairman and Chief Executive Officer
By:	/s/ Dr. Raymund Breu
Name:	Dr. Raymund Breu
Title:	Chief Financial Officer

        Each person whose signature appears below hereby constitutes and appoints Raymund Breu, Thomas Werlen, Paul Burns and Felix Senn, jointly and severally, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, and supplements to this Registration Statement on Form F-3 (and any and all additional registration statements, including registration statements filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as they or he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Dr. Daniel Vasella Dr. Daniel Vasella	Chairman and Chief Executive Officer (principal executive officer)	September 26, 2008
/s/ Dr. Raymund Breu Dr. Raymund Breu	Chief Financial Officer (principal financial and accounting officer)	September 26, 2008
/s/ Dr. Ulrich Lehner Dr. Ulrich Lehner	Vice Chairman and Lead Director of the Board of Directors	September 26, 2008

/s/ Hans-Jörg Rudloff Hans-Jörg Rudloff	Vice Chairman of the Board of Directors	September 26, 2008
/s/ Dr. Peter Burckhardt Dr. Peter Burckhardt	Director	September 26, 2008
/s/ Srikant Datar, Ph.D. Srikant Datar, Ph.D.	Director	September 26, 2008
/s/ Ann Fudge Ann Fudge	Director	September 26, 2008
/s/ William W. George William W. George	Director	September 26, 2008
/s/ Alexandre F. Jetzer Alexandre F. Jetzer	Director	September 26, 2008
/s/ Pierre Landolt Pierre Landolt	Director	September 26, 2008
/s/ Dr. Andreas von Planta Dr. Andreas von Planta	Director	September 26, 2008
/s/ Dr. Ing. Wendelin Wiedeking Dr. Ing. Wendelin Wiedeking	Director	September 26, 2008
/s/ Marjorie M. Yang Marjorie M. Yang	Director	September 26, 2008
/s/ Dr. Rolf M. Zinkernagel Dr. Rolf M. Zinkernagel	Director	September 26, 2008
/s/ Barry Rosenfeld Barry Rosenfeld	Authorized U.S. Representative	September 26, 2008

        Pursuant to the requirements of the Securities Act of 1933, the registrant, Novartis Capital Corporation, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Basel, on the 26th day of September, 2008.

Novartis Capital Corporation
By:	/s/ Meryl Zausner
Name:	Meryl Zausner
Title:	Director and President (principal executive officer and principal financial and accounting officer)

        Each person whose signature appears below hereby constitutes and appoints Raymund Breu, Thomas Werlen, Paul Burns and Felix Senn, jointly and severally, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, and supplements to this Registration Statement on Form F-3 (and any and all additional registration statements, including registration statements filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as they or he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Felix Senn Felix Senn	Chairman of the Board of Directors	September 26, 2008
/s/ Robert Pelzer Robert Pelzer	Director	September 26, 2008
/s/ Meryl Zausner Meryl Zausner	Director and President (principal executive officer and principal financial and accounting officer)	September 26, 2008

        Pursuant to the requirements of the Securities Act of 1933, the registrant, Novartis Securities Investment Ltd., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Basel, on the 26th day of September, 2008.

Novartis Securities Investment Ltd.
By:	/s/ Emil Ekkehardt Bock
Name:	Emil Ekkehardt Bock
Title:	Chairman of the Board of Directors (principal executive officer and principal financial and accounting officer)
By:	/s/ Michael L. Jones
Name:	Michael L. Jones
Title:	Deputy Chairman of the Board of Directors and Secretary

        Each person whose signature appears below hereby constitutes and appoints Raymund Breu, Thomas Werlen, Paul Burns and Felix Senn, jointly and severally, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, and supplements to this Registration Statement on Form F-3 (and any and all additional registration statements, including registration statements filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as they or he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Emil Ekkehardt Bock Emil Ekkehardt Bock	Chairman of the Board of Directors (principal executive officer and principal financial and accounting officer)	September 26, 2008
/s/ Michael L. Jones Michael L. Jones	Deputy Chairman of the Board of Directors and Secretary	September 26, 2008

/s/ Tonesan Amissah Tonesan Amissah	Alternate Director	September 26, 2008
/s/ Jürgen Vierkötter Jürgen Vierkötter	Director	September 26, 2008
/s/ Barry Rosenfeld Barry Rosenfeld	Authorized U.S. Representative	September 26, 2008

        Pursuant to the requirements of the Securities Act of 1933, the registrant, Novartis Finance S.A., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Basel, on the 26th day of September, 2008.

Novartis Finance S.A.
By:	/s/ Felix Senn
Name:	Felix Senn
Title:	Chairman of the Board of Directors (principal executive officer)
By:	/s/ Jürg Schmid
Name:	Jürg Schmid
Title:	Director (principal financial and accounting officer)

        Each person whose signature appears below hereby constitutes and appoints Raymund Breu, Thomas Werlen, Paul Burns and Felix Senn, jointly and severally, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, and supplements to this Registration Statement on Form F-3 (and any and all additional registration statements, including registration statements filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as they or he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Felix Senn Felix Senn	Chairman of the Board of Directors (principal executive officer)	September 26, 2008
/s/ Jürg Schmid Jürg Schmid	Director (principal financial and accounting officer)	September 26, 2008

/s/ Arthur Deller Arthur Deller	Director	September 26, 2008
/s/ Henry Wiersing Henry Wiersing	Director	September 26, 2008
/s/ Barry Rosenfeld Barry Rosenfeld	Authorized U.S. Representative	September 26, 2008

 INDEX TO EXHIBITS

Exhibit No.	Description of Document
1.1	Form of Underwriting Agreement.
4.1
Form of Indenture among Novartis Capital Corporation, Novartis Securities Investment Ltd. and Novartis Finance S.A., as issuers, Novartis AG, as guarantor, and HSBC Bank USA, National Association, as trustee.
4.2	Form of Guaranteed Debt Security
5.1	Opinion of Allen & Overy, LLP, special U.S. counsel to Novartis AG, Novartis Capital Corporation, Novartis Securities Investment Ltd. and Novartis Finance S.A.
5.2	Opinion of Bär & Karrer AG, special Swiss counsel to Novartis AG.
5.3	Opinion of Allen & Overy Luxembourg, special Luxembourg counsel to Novartis Finance S.A.
5.4	Opinion of Appleby, special Bermuda counsel to Novartis Securities Investment Ltd.
12.1	Computation of Ratio of Earnings to Fixed Charges.
23.1	Consent of Allen & Overy LLP (included in Exhibit 5.1).
23.2	Consent of Bär & Karrer AG (included in Exhibit 5.2).
23.3	Consent of Allen & Overy Luxembourg (included in Exhibit 5.3).
23.4	Consent of Appleby (included in Exhibit 5.4).
23.5	Consent of PricewaterhouseCoopers AG.
24.1	Powers of Attorney (included on the signature pages of this registration statement).
25.1	Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of HSBC Bank USA, National Association.

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Table of Contents
ABOUT THIS PROSPECTUS
WHERE YOU CAN FIND MORE INFORMATION
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
PRESENTATION OF FINANCIAL INFORMATION
FORWARD-LOOKING STATEMENTS
USE OF PROCEEDS
RATIOS OF EARNINGS TO FIXED CHARGES
NOVARTIS AG
NOVARTIS CAPITAL CORPORATION
NOVARTIS SECURITIES INVESTMENT LTD.
NOVARTIS FINANCE S.A.
LEGAL OWNERSHIP OF DEBT SECURITIES
DESCRIPTION OF DEBT SECURITIES
TAX CONSIDERATIONS
PLAN OF DISTRIBUTION
LEGAL MATTERS
EXPERTS
LIMITATIONS ON ENFORCEMENT OF U.S. LAWS
PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
  Item 8. Indemnification of Directors and Officers
  Item 10. Undertakings
SIGNATURES
INDEX TO EXHIBITS